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                                                                       Exhibit 5

                                October 11, 2002

Nevada Gold & Casinos, Inc.
3040 Post Oak Blvd., Suite 675
Houston, Texas 77056

         Re:   Nevada Gold & Casinos, Inc.; Registration Statement on Form S-8

Gentlemen:

         We have represented Nevada Gold & Casinos, Inc., a Nevada corporation ("Company"), in connection with the preparation of a registration statement filed with the Securities and Exchange Commission on Form S-8 ("Registration Statement") in connection with the registration of an additional 1,300,000 shares ("Shares") of the Company's common stock, par value $.12 per share, under the Securities Act of 1933, as amended, issuable pursuant to the Nevada Gold & Casinos, Inc. 1999 Stock Option Plan ("Plan").

         In this connection, we have examined originals or copies identified to our satisfaction of such documents, corporate and other records, certificates, and other papers as we deemed necessary to examine for purposes of this opinion, including but not limited to the Plan, the Certificate of Incorporation of the Company, as amended, the Amended and Restated Bylaws of the Company, and resolutions of the Board of Directors of the Company.

         In connection with this opinion, we have assumed the legal capacity of all natural persons, accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

         Based upon and subject to the foregoing, we are of the opinion that the additional 1,300,000 Shares issuable under the Plan, when issued and delivered by the Company in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable securities of the Company.

         Our opinion expressed above is limited to the corporate law of the State of Nevada, and we do not express any opinion herein concerning any other laws. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention. In connection therewith, we hereby consent to the use of this opinion for filing as
Exhibit 5 to the Registration Statement.

                                         Very truly yours,

                                         /s/ Brewer & Pritchard, P.C.

                                         BREWER & PRITCHARD, P.C.